Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Software Reports Q1 2005 Financial Results

33% Growth in Recurring Revenues, $3 Million in New Annual Recurring Revenue

Weston, FL, April 21, 2005– The Ultimate Software Group, Inc. (Nasdaq: ULTI), a leading provider of Web-based payroll and workforce management solutions, today announced financial results for its first quarter of 2005. For the quarter ended March 31, 2005, the Company reported an increase in total revenues of 27%, as compared with the first quarter of 2004, to $20.1 million, with a net earnings per share of $0.01. Recurring revenues increased 33% to $11.6 million and license revenues increased 71% to $2.4 million compared with the first quarter of the previous year.

New annual recurring revenues (ARR), as defined in Financial Highlights below, were $3.0 million for the first quarter of 2005, a 50% increase over the first quarter of 2004.

“We’re very pleased with our first quarter results. Increasing the new ARR in the quarter by 50% is of particular importance since ARR is a key metric in measuring the success of our business transformation from a license-based business model to a hybrid license/service model with a higher percentage of recurring revenues,” said Scott Scherr, CEO, president, and founder of Ultimate Software.

“Intersourcing, the cornerstone of our recurring revenue growth, continues to be popular with all types of businesses, with 60% of our new customers selecting this on-demand service offering in the first quarter,” added Scherr.

Ultimate Software’s financial results teleconference will be held today, April 21, 2005, at 5:00 p.m. Eastern Time, via World Investor Link at http://www.vcall.com/eventpage.asp?ID=87714 . The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.

Financial Highlights

•	Recurring revenues – consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business service providers – grew by 33% for the first quarter of 2005 compared with the same quarter of 2004. Intersourcing revenues were the principal factor in the year-over-year growth in recurring revenues.

•	New annual recurring revenues attributable to sales during the first quarter of 2005 were $3.0 million compared with $2.0 million during the first quarter of 2004. New annual recurring revenues represent the expected one-year value from (i) new Intersourcing sales (including prorated one-time charges); (ii) maintenance revenues related to new license sales; (iii) recurring revenues from new business service providers; and (iv) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	Gross margins increased from 50.9% in the first quarter of 2004 to 59.2% for the first quarter of 2005.

•	The combination of cash, cash equivalents, and marketable securities as of March 31, 2005 was $26.0 million as compared with $25.3 million as of December 31, 2004.

Financial Outlook

Ultimate Software reaffirms the financial guidance provided in its February 10, 2005 release to:

•	increase new annual recurring revenues (ARR) generated in 2005 by more than 20% over those produced in 2004,

•	grow recurring revenues by 25% to 30% in 2005 compared with those in 2004,

•	produce license revenues in 2005 consistent with those in 2004,

•	increase total revenues by 15% to 20% in 2005 compared with 2004,

•	control operating expense growth in 2005 to less than 8% versus 2004,

•	have gross margins of 58% to 60% in 2005, and

•	be profitable and experience positive cash flows for the 2005 year.

Forward-Looking Statement

Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements, including Ultimate Software’s financial outlook for 2005 (discussed above), involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, the Company’s relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software

Ultimate Software, a leading provider of Web-based payroll and workforce management solutions, markets award-winning UltiPro as licensed software, as a hosted application through Intersourcing, and as a co-branded offering to Business Service Providers (BSPs) under the “Powered by UltiPro” brand. The Company employs approximately 465 professionals who are united in their commitment to developing trendsetting solutions and delivering quality service. Ultimate Software customers represent diverse industries and include such organizations as Benihana Restaurants, The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Omni Hotels, Ruth’s Chris Steak House, SkyWest Airlines, and Trammell Crow Residential. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com.

UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman Chief Financial Officer and Investor Relations Phone: 954-331-7369 E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months
	Ended March 31,
	2005	2004
Revenues:
Recurring	$11,588	$8,699
Services	6,176	5,809
License	2,384	1,397

Total revenues	20,148	15,905

Cost of revenues:
Recurring	3,069	2,882
Services	5,034	4,657
License	123	273

Total cost of revenues	8,226	7,812

Operating expenses:
Sales and marketing	5,190	4,831
Research and development	4,802	4,555
General and administrative	1,808	1,458

Total operating expenses	11,800	10,844

Operating income (loss)	122	(2,751)
Interest expense	(55)	(29)
Interest and other income	133	15

Net income (loss)	$200	$(2,765)

Net income (loss) per share:
Basic	$0.01	$(0.13)

Diluted	$0.01	$(0.13)

Weighted average shares outstanding:
Basic	22,565	20,680

Diluted	25,431	20,680

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	March 31,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$13,961	$14,766
Accounts receivable, net	11,355	12,600
Short-term investments in marketable securities	9,614	8,103
Prepaid expenses and other current assets	4,344	3,114

Total current assets	39,274	38,583
Property and equipment, net	9,437	9,512
Long-term investments in marketable securities	2,416	2,441
Other assets, net	2,145	2,010

Total assets	$53,272	$52,546

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,942	$2,202
Accrued expenses	5,144	6,015
Current portion of deferred revenue	24,774	25,591
Current portion of capital lease obligations	1,091	928
Current portion of long-term debt	169	170

Total current liabilities	34,120	34,906
Deferred revenue, net of current portion	2,868	2,885
Capital lease obligations, net of current portion	1,000	952
Long-term debt, net of current portion	237	279

Total liabilities	38,225	39,022

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	230	227
Additional paid-in capital	104,989	103,643
Accumulated other comprehensive loss	(41)	(15)
Accumulated deficit	(89,077)	(89,277)

	16,101	14,578
Treasury Stock, at cost	(1,054)	(1,054)

Total stockholders’ equity	15,047	13,524

Total liabilities and stockholders’ equity	$53,272	$52,546

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